UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 4, 2018

Southside Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-12247	75-1848732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 S. Beckham, Tyler, Texas		75701
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(903) 531-7111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2018 the Board of Directors (the “Board”) of Southside Bancshares, Inc. (the “Company”) elected George H. (Trey) Henderson III to serve as a member of the Board, effective immediately. Mr. Henderson has not been appointed to any committee of the Board at this time. Mr. Henderson is the owner of Henderson Mineral, Inc. and a graduate of Texas A&M University with a bachelors degree in Agricultural Economics.  Mr. Henderson currently serves on the Board of Directors for Brookshire Brothers, Overseas Hardwood Company, The Pineywoods Foundation, the George H Henderson Jr. Expo Center and the Texas Forestry Association Legislative Board. He has worked closely with the Lufkin/Angelina Economic Development Board to bring new businesses to Angelina County. He previously served on the board of directors for First Bank & Trust of East Texas. Mr. Henderson has been a member of the Southside Bank board of directors since December 7, 2017.

Mr. Henderson’s initial term of office will expire at the Company's 2019 annual meeting of shareholders. Compensatory arrangements for Mr. Henderson are consistent with the Company’s previously disclosed standard arrangements for non-employee directors. Such arrangements are described in the Company’s proxy statement for its 2018 annual meeting of shareholders filed on March 23, 2018, which disclosure is incorporated herein by reference.

Mr. Henderson owns a 20% interest in HFive Partners, Ltd., together and equally with his four siblings, and exercises managerial authority over the partnership. HFive Partners, Ltd. owns 9.9% of Coss Partners, Ltd. The Company, through Southside Bank, currently has an outstanding loan to Coss Partners. Mr. Henderson has provided a limited personal guaranty of approximately 4.0% of the principal balance of the loan. Such loan was made by First Bank & Trust of East Texas, which the Company acquired on November 30, 2017, in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to First Bank & Trust of East Texas. At the time made, the loan did not involve more than the normal risk of collectability.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

Date: October 9, 2018	By:	/s/ Julie N. Shamburger
Julie N. Shamburger
Senior Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)